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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Equity Investor Fund, Concept Series, Internet Portfolio 2000 Series A, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-94057 of our report dated, January 14, 2000, relating to the Statement of Condition of Equity Investor Fund, Concept Series, Internet Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.



DELOITTE & TOUCHE LLP
New York, NY
January 14, 2000